As filed with the Securities and Exchange Commission on August 7, 2026

 Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

______________________________________________

RESIDEO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

______________________________________________

Delaware	82-5318796
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

16100 N. 71st Street, Suite 550

Scottsdale, Arizona 85254

(Address of Principal Executive Offices)

______________________________________________

Amended and Restated 2018 Stock Incentive Plan of Resideo Technologies, Inc. and its Affiliates

2018 Stock Plan for Non-Employee Directors of Resideo Technologies, Inc.

Resideo Employee Stock Purchase Plan

(Full Title of the Plans)

______________________________________________

Joshua Foster

Senior Vice President, General Counsel and Corporate Secretary

16100 N. 71st Street, Suite 550

Scottsdale, Arizona 85254

(480) 573-5340

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

______________________________________________

With Copies To:

Russell Leaf

Jared Fertman

John Ablan

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019-6099

(212) 728-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

In connection with the separation by Resideo Technologies, Inc. (the “Company”) of the ADI Global Distribution business from the Company’s remaining businesses, effective as of August 3, 2026 (the “Separation”), the transfer of the ADI Global Distribution business from the Company to ADI Global Distribution Inc. (“ADI”) and the distribution on a pro rata basis by the Company of all of the outstanding shares of ADI common stock to the Company’s common stockholders (the “Distribution” and, together with the Separation, the “Spin-Off”), the number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), underlying outstanding awards and authorized for future issuance under the Company’s equity compensation was adjusted pursuant to the anti-dilution provisions of such plans.

This Registration Statement on Form S-8 is being filed by the Company to register an additional 9,469,934 shares of Common Stock for issuance, consisting of (i) 8,241,175 shares issuable under the Amended and Restated 2018 Stock Incentive Plan of Resideo Technologies, Inc. and its Affiliates (the “Stock Incentive Plan”), (ii) 307,190 shares issuable under the 2018 Stock Plan for Non-Employee Directors of Resideo Technologies, Inc. (the “Director Equity Plan”), which shares may be deferred pursuant to the Resideo Deferred Compensation Plan for Non-Employee Directors, and (iii) 921,569 shares issuable under the Resideo Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”), in each case, as a result of adjustments made pursuant to the anti-dilution provisions of such plans in connection with the Spin-Off.

The contents of the Company’s earlier Registration Statements on Form S-8 relating to the Stock Incentive Plan filed on December 6, 2018 (File No. 333-228687), August 4, 2023 (File No. 333-273685) and June 14, 2024 (File No. 333-280220), the Director Equity Plan filed on December 6, 2018 (File No. 333-228687) and the Employee Stock Purchase Plan filed on August 4, 2020 (File No. 333-240334), each filed with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference. This incorporation by reference is made pursuant to General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which registration statements on Form S-8 relating to the applicable equity plan are effective.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Stock Incentive Plan, the Director Equity Plan and the Employee Stock Purchase Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Company with the Commission are incorporated by reference into this Registration Statement:

(1)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 24, 2026 (the “2025 10-K”);

(2)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 4, 2026, filed with the Commission on May 12, 2026;

(3)	The Company’s Current Reports on Form 8-K filed with the Commission on January 7, 2026, May 11, 2026, June 4, 2026, June 5, 2026, June 24, 2026, July 1, 2026, August 4, 2026 and August 7, 2026 (other than information furnished and not deemed to be filed in such Current Reports);

(4)	The information specifically incorporated by reference into the 2025 10-K from the Company’s proxy statement filed with the Commission pursuant to Regulation 14A in connection with the Company’s 2026 Annual Meeting of Shareholders, filed with the Commission on April 22, 2026; and

(5)	The description of the Company’s Common Stock contained in Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed with the Commission on February 20, 2025 (File No. 001-38635), and any further amendment or report filed for the purpose of further updating such description.

All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Unless otherwise stated in the applicable reports, information furnished under Item 2.02 or 7.01 of a Current Report on Form 8-K shall not be incorporated by reference.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8. Exhibits

		Incorporated by Reference				Filed Herewith
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation of Resideo Technologies, Inc.	8-K	001-38635	3.1	October 29, 2018
4.2	Amended and Restated By-laws of Resideo Technologies, Inc.	8-K	001-38635	3.2	February 6, 2023
4.3	Amended and Restated Certificate of Designations, Preferences and Rights of Series A Cumulative Convertible Participating Preferred Stock of Resideo Technologies, Inc.	8-K	001-38635	3.1	August 4, 2026,
5.1	Opinion of Willkie Farr & Gallagher LLP					X
23.1	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1 hereto)					X
23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm					X
24.1	Power of Attorney (included on the signature page hereto)					X
99.1	Amended and Restated 2018 Stock Incentive Plan of Resideo Technologies, Inc. and its Affiliates					X
99.2	2018 Stock Plan for Non-Employee Directors of Resideo Technologies, Inc.					X
99.3	Resideo Employee Stock Purchase Plan					X
99.4	Restricted Stock Unit Adjustment Notice under the Amended and Restated 2018 Stock Incentive Plan of Resideo Technologies, Inc. and its Affiliates					X
99.5	Performance Stock Unit Adjustment Notice under the Amended and Restated 2018 Stock Incentive Plan of Resideo Technologies, Inc. and its Affiliates (2024 PSUs)					X
99.6	Performance Stock Unit Adjustment Notice under the Amended and Restated 2018 Stock Incentive Plan of Resideo Technologies, Inc. and its Affiliates (2025 ROIC PSUs)					X
99.7	Performance Stock Unit Adjustment Notice under the Amended and Restated 2018 Stock Incentive Plan of Resideo Technologies, Inc. and its Affiliates (2025 rTSR PSUs)					X
99.8	Performance Stock Unit Adjustment Notice under the Amended and Restated 2018 Stock Incentive Plan of Resideo Technologies, Inc. and its Affiliates (2026 PSUs)					X
99.9	Option Adjustment Notice under the Amended and Restated 2018 Stock Incentive Plan of Resideo Technologies, Inc. and its Affiliates					X
99.10	Resideo Deferred Compensation Plan for Non-Employee Directors	10-Q	001-38635	10.1	November 6, 2019
107	Filing Fee Table					X

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SIGNATURES

Pursuant to the requirements of the Securities Act, Resideo Technologies, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on August 7, 2026.

RESIDEO TECHNOLOGIES, INC.

By:	/s/ Thomas Surran
Name:	Thomas Surran
Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua Foster as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Thomas Surran	President, Chief Executive Officer and Director	August 7, 2026
Thomas Surran	(Principal Executive Officer and Principal Financial Officer)

/s/ Jeff Kutz	Senior Vice President and Chief Accounting Officer	August 7, 2026
Jeff Kutz	(Principal Accounting Officer or Controller)

/s/ Andrew C. Teich	Chairman of the Board	August 7, 2026
Andrew C. Teich

/s/ Andrew Campelli	Director	August 7, 2026
Andrew Campelli

/s/ Paul F. Deninger	Director	August 7, 2026
Paul F. Deninger

/s/ Brian G. Kushner	Director	August 7, 2026
Brian G. Kushner

/s/ Jack R. Lazar	Director	August 7, 2026
Jack R. Lazar

/s/ Nina L. Richardson	Director	August 7, 2026
Nina L. Richardson

/s/ John Stroup	Director	August 7, 2026
John Stroup

/s/ Sharon L. Wienbar	Director	August 7, 2026
Sharon L. Wienbar

/s/ Kareem Yusuf	Director	August 7, 2026
Kareem Yusuf

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